EXHIBIT 10.6

                               GGS HOLDINGS, INC.

                                    FORM OF
                         MANAGEMENT STOCK INCENTIVE PLAN

                          (Effective ________ __, 1996)

     1. Purpose. The purpose of this Plan is to further the best interests of GGS Holdings, Inc. (including any successor thereto, the "Corporation") and its subsidiaries by encouraging its key employees, as is more fully set forth in Sections 5 and 6 of this Plan, to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Corporation and its future growth. The Corporation believes that this goal may best be achieved by granting stock options and/or Restricted Stock (as defined in Section 12 hereof) to Participants (as defined in Section 6 hereof).

     2. Tax Status of Options. The stock options to be granted pursuant to this Plan (hereinafter called "Options") will not be Incentive Stock Options as provided for in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3. Option Shares and Restricted Stock; Classes of Options. The maximum number of shares of the Corporation's common stock, par value $.01 per share (the "Shares") that may be issued pursuant to options granted under this Plan shall be


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______, and the maximum number of shares of the Corporation's nonvoting common stock, par value $.01 per share (the "Nonvoting Shares") that may be issued pursuant to Restricted Stock granted under this Plan shall be 7,500, in each case subject to adjustment as provided in Section 16 hereof. Three (3) classes of Options may be granted under this Plan: Incentive Options, Performance Options and Discretionary Options.

     4. Effective Date of Plan. This Plan has been adopted by the Board of Directors as of the date written on the first page hereof (the "Effective Date"), which is the date of the Closing (as that term is defined in the Stock and Asset Purchase Agreement (the "Purchase Agreement") dated as of April 26, 1996, as amended, by and between Rockwell International Corporation and Goss Graphic Systems, Inc.).

     5. Administration of Plan. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors") or by a committee designated by the Board of Directors to administer the Plan (herein called the "Compensation Committee"). The Board of Directors may authorize the Compensation Committee to exercise any and all of the powers and functions of the Board of Directors pursuant to the Plan. The interpretation and construction by the Compensation Committee or the Board of Directors of any provisions of the Plan or of any Options or Restricted Stock granted under it shall be


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final and conclusive. No member of the Compensation Committee or of the Board of
Directors shall be liable for any action or determination made with respect to the Plan or any Options or Restricted Stock granted under it. No shareholder of the Corporation nor any Participant, former Participant, or any beneficiary, shall have any claim or cause of action against the Corporation or any member of the Board of Directors or the Compensation Committee on account of, or by reason of, or arising out of the exercise of such discretionary power.

     6. Eligibility. The persons eligible to participate in the Plan as recipients of Options or Restricted Stock shall be all eligible key employees, consultants and directors of the Corporation and its subsidiaries
("Participants").

     7. Grant of Options. (a) Incentive Options: Options to purchase an aggregate of ______ Shares (the "Incentive Options"), subject to adjustment as provided for in Section 16 hereof, shall be granted immediately upon the Effective Date to the Participants and in the amounts set forth on Schedule III hereto, pursuant to Incentive Option Agreements substantially in the form attached hereto as Exhibit A. The Incentive Options shall vest upon the terms set forth in such Incentive Option Agreements.


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          (b) Performance Options: Options to purchase an aggregate of ______
Shares (the "Performance Options"), subject to adjustment as provided for in
Section 16 hereof, shall be granted immediately upon the Effective Date to the Participants and in the amounts set forth on Schedule III hereto, pursuant to Performance Option Agreements substantially in the form attached hereto as Exhibit B. Subject to the Maximum Yearly Vesting Schedule set forth in Schedule I attached hereto (the "MYVS"), the Performance Options shall vest in specified increments as of the end of each fiscal year of the Corporation commencing with fiscal year 1997 and continuing through and including fiscal year 2001, and shall vest only if and to the extent the Corporation attains certain operating performance objectives, all in accordance with the provisions set forth in
Schedule I attached hereto. The MYVS sets forth the maximum amount of Performance Options which may vest as of the end of each fiscal year of the Corporation commencing with fiscal year 1997 and continuing through and including fiscal year 2001. Notwithstanding anything to the contrary contained herein, in the MYVS or in any Performance Option Agreement, any Performance Options that have not previously vested shall vest on the tenth anniversary of the Effective Date.

          (c) Discretionary Options: Additional Options (the "Discretionary Options") may be granted from time to time in the discretion of the Board of Directors of the Corporation


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(the "Board of Directors") or the Compensation Committee (as defined below)
thereof on terms and conditions set forth in agreements entered into in connection with such grants (the "Discretionary Option Agreements"). Such terms and conditions may (but shall not be required to) be identical to the terms and conditions of Incentive Option and/or Performance Options.

          (d) Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board of Directors or by the Compensation Committee at the time of grant, subject to the provisions and limitations set forth in this Plan, including without limitation the requirement that as a condition of a grant of an Option, the proposed recipient execute a counterpart of the Stockholders' Agreement (the "Stockholders' Agreement") dated as of the Effective Date, as it may be amended from time to time, by and among the Corporation, certain other stockholders of the Corporation and the "Management Investors" (as such term is defined in the Stockholders' Agreement and which term includes each Participant participating in this Plan in such Participant's capacity as an optionholder), and agree to be bound thereby as a "Management Investor." The Incentive Option Agreement, Performance Option Agreement or Discretionary Option Agreement (collectively, the "Option Agreements") for each Option shall be executed by the Chief Executive Officer, except that, in the event that the Chief Executive Officer is


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the recipient of any Option(s), the Option Agreement for such Option(s) shall be executed by the Secretary of the Corporation.

     8. Option Price. The purchase price for each Share covered by any Incentive Option or Performance Option shall be $100, subject to adjustment as provided in
Section 16 hereof. The purchase price for each Share covered by a Discretionary Option shall be as set forth in the related Discretionary Option Agreement, subject to adjustment as provided in Section 16 hereof. The purchase price of an Option, as set forth in this Paragraph 8, shall be called the "Option Price."

     9. Duration of Options. (a) Each Option shall remain in effect from the date of the grant of the Option until it is terminated according to its terms or as hereinafter provided, but in no event beyond the tenth anniversary of the date of grant of the Option (the period when an Option is in effect is hereinafter referred to as the "Option Period").

          (b) Except as otherwise set forth in the Option Agreement, subject to the Put Rights and Call Rights contained in the Stockholders' Agreement, and subject to Section 9(c) hereof, the Option Period of an Option shall terminate upon the date upon which the Participant holding such Option ceases to be an employee, consultant or director of the Corporation or its subsidiaries for any reason including, but not limited to,


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Retirement (as defined in the Stockholders' Agreement), death, Disability (as defined in the Stockholders' Agreement), Involuntary Termination (as defined in the Stockholders' Agreement) or termination for Cause (as defined in the Stockholders' Agreement).

          (c) The expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement (or cessation of being a consultant) for purposes of this Plan. The employment, consultancy or directorship of a Participant who has been granted Options shall not be deemed to have terminated if the Participant is absent from such employment, consultancy or directorship by reason of an approved leave of absence (in accordance with the applicable policy of the Corporation or the applicable subsidiary) or is transferred to and becomes an employee, consultant or director of a subsidiary of the Corporation or the Corporation. If a subsidiary of the Corporation ceases to be such a subsidiary, the employment, consultancy or directorship, as applicable, of each employee, consultant and director of such subsidiary who is not an employee, consultant or director of the Corporation or of another (remaining) subsidiary of the Corporation immediately thereafter shall be deemed to have ceased on the date such subsidiary ceases to be a subsidiary of


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the Corporation unless proper provision is made for the conversion of such
Participant's Options into options of the surviving or acquiring company on terms intended to preserve substantially the economic value thereof as of the date such subsidiary ceases to be a subsidiary of the Corporation.

          (d) The termination of the Option Period of an Option shall not affect the Put Rights and Call Rights set forth in the Stockholders' Agreement with respect to such Option or any Shares purchased pursuant to such Options.

     10. Exercisability of Options. Each Option shall be exercisable during the period of time from the date it vests until the end of the Option Period and shall be exercised in accordance with the terms of this Plan and the applicable Option Agreement and the Stockholders' Agreement. In the event of a conflict, the terms of the Stockholders' Agreement shall govern.

     11. Procedure for Exercise and Payment for Shares. (a) A Participant shall exercise an Option by giving notice to the Corporation in the form attached hereto as Schedule II. Such notice shall be deemed sufficient for this purpose only if delivered to the Corporation at its principal office and only if it states (i) the number of Shares with respect to which the Option is being exercised, and (ii) the date, not more than ninety (90) days after the date of such notice, upon which the


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Shares shall be purchased and payment therefor shall be made (the "Exercise
Date"). The exercise of an Option shall be effective only if, on or before the Exercise Date, the Participant pays the aggregate Option Price for the Shares being purchased in cash or by certified or bank cashier's check, delivered to the principal office of the Corporation. The Corporation shall, as soon as practicable after the Exercise Date, deliver or cause to be delivered to the Participant a certificate or certificates for the number of Shares with respect to which the Option is so exercised and payment is so made, registered in the name of the exercising Participant. Until such certificates have been issued, the exercising Participant shall not have any of the rights of a shareholder of the Corporation including, without limitation, the right to vote with respect to the underlying Shares.

          (b) Notwithstanding the foregoing, if as of the Exercise Date for an Option (i) the Corporation may not issue Shares with respect to such Option by reason of any law or contract or (ii) any law or any regulation of any commission or agency having jurisdiction shall require the Corporation or the exercising Participant to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Corporation shall issue or cause to be issued the certificate or certificates for the Shares shall be postponed until such issuance is permitted or full compliance has


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been made with all such requirements of law or regulation, as applicable;
provided, that the Corporation shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Corporation, at or before the time of the issuance of the Shares with respect to which exercise of an Option has been made, the exercising Participant shall deliver to the Corporation his or her written statements satisfactory in form and content to the Corporation, that he or she intends to hold the Shares so acquired by him or her on exercise of his or her Option, for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"). Moreover, in the event that the Corporation shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Shares with respect to which an exercise of an Option has been made, or to qualify any such Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised and no Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Corporation shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained


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herein, neither the Board of Directors nor the members of the Compensation
Committee owes a fiduciary duty to any Participant in his or her capacity as such.

     12. Grant of Restricted Stock. (a) An aggregate of 7,500 Nonvoting Shares ("Restricted Stock"), subject to adjustment as provided for in Section 16 hereof, shall be granted immediately upon the Effective Date to the Participants and in the amounts set forth on Schedule III hereto, pursuant to Restricted Stock Agreements substantially in the form attached hereto as Exhibit C. The Restricted Stock shall vest upon the terms set forth in such Restricted Stock Agreements.

          (b) Shares of Restricted Stock shall be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant to whom such shares are granted and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Restricted Stock, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the GGS Holdings, Inc. Management Stock Incentive Plan


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          and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of GGS Holdings, Inc., c/o Goss Graphic Systems, Inc., 700 Oakmont Lane, Westmont, Illinois 60559-5546."

The Compensation Committee may require that the certificates evidencing such shares be held in custody by the Corporation until such shares of Restricted Stock have vested and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such grant of Restricted Stock.

          (c) Each grant of Restricted Stock pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board of Directors or by the Compensation Committee at the time of grant, subject to the provisions and limitations set forth in this Plan, including without limitation the requirement that as a condition of a grant of Restricted Stock, the proposed recipient execute a counterpart of the Stockholders' Agreement and agree to be bound thereby as a "Management Investor." The Restricted Stock Agreement for each grant of Restricted Stock shall be executed by the Chief Executive Officer, except that, in the event that the Chief Executive Officer is the recipient of any Restricted Stock, the Restricted Stock Agreement for such Restricted Stock shall be executed by the Secretary of the Corporation. Shares


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of Restricted Stock shall also be subject to the following terms and conditions:

          (i) Except as provided in this paragraph (i), the Restricted Stock Agreement and the Stockholders' Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the Nonvoting Shares that are the subject of the Restricted Stock, including, if applicable, the right to receive any cash dividends. If so determined by the Compensation Committee in the applicable Restricted Stock Agreement and subject to the availability of sufficient Nonvoting Shares under Section 3 hereof, (A) cash dividends on the Nonvoting Shares that are the subject of the Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) dividends payable in Nonvoting Shares shall be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock.

          (ii) Except as otherwise set forth in the Restricted Stock Agreement and subject to Section 12(c)(iii) hereof, shares of Restricted Stock which have not vested shall be forfeited by the Participant upon the date upon which the Participant holding such Restricted Stock ceases to be an employee, consultant or director of the Corporation or its


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

     subsidiaries for any reason including, but not limited to, Retirement, Disability, Involuntary Termination or termination for Cause; provided that, if the Participant holding such Restricted Stock ceases to be an employee, consultant or director of the Corporation or its subsidiaries due to such Participant's death, shares of Restricted Stock which have not vested shall immediately vest upon such Participant's death and shall not be forfeited.

          (iii) The expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement (or cessation of being a consultant) for purposes of this Plan. The employment, consultancy or directorship of a Participant who has been granted Restricted Stock shall not be deemed to have terminated if the Participant is absent from such employment, consultancy or directorship by reason of an approved leave of absence (in accordance with the applicable policy of the Corporation or the applicable subsidiary) or is transferred to and becomes an employee, consultant or director of a subsidiary of the Corporation or the Corporation. If a subsidiary of the Corporation ceases to be such a subsidiary, the employment, consultancy or directorship, as applicable, of each employee, consultant and director of


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     such subsidiary who is not an employee, consultant or director of the
     Corporation or of another (remaining) subsidiary of the Corporation immediately thereafter shall be deemed to have ceased on the date such subsidiary ceases to be a subsidiary of the Corporation.

          (iv) If and when shares of Restricted Stock vest without a prior forfeiture of such Restricted Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

     13. Cash-Out of Certain Options. Without limiting any rights of the Corporation under the Stockholders' Agreement, the Compensation Committee or the Board of Directors may cancel any outstanding Options in exchange for a cash payment, or in the discretion of the Compensation Committee or the Board of Directors payment of other property, to the Participant equal to the excess of
(x) the fair market value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received per Stonington Share (as such term is defined in the Stockholders' Agreement) by Stonington (as such term is defined in the Stockholders' Agreement) in any sale (by merger, stock purchase or otherwise) to a person which is not an affiliate of the Corporation or Stonington of all the then issued and outstanding Stonington Shares (a "Transfer Event"), over (y) the Option Price for such Options, multiplied


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by the number of Shares subject to such cancelled Options, in each case effective upon the consummation of the Transfer Event.

     14. Transferability. (a) Incentive Options may not be transferred by the Participant except that certain contract rights under the Stockholders' Agreement (as provided therein) with respect to such Options may be transferred to the estate of a deceased Participant. An Incentive Option may be exercised during the lifetime of the Participant only by such Participant.

          (b) Performance Options may not be transferred by the Participant except that (i) certain contract rights under the Stockholders' Agreement (as provided therein) with respect to such Options may be transferred to the estate of a deceased Participant and (ii) the Participant may transfer Performance Options to Permitted Transferees (as defined in the Stockholders' Agreement) in accordance with the provisions of the Stockholders' Agreement. A Performance Option may be exercised during the lifetime of the Participant only by such Participant or Permitted Transferee.

          (c) Except in accordance with the terms of the Stockholders' Agreement, Restricted Stock may not be transferred by the Participant.


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     15. Termination of the Plan. This Plan shall terminate upon the close of business on ________ ___, 2006 (other than with respect to Options that have not by their terms terminated at such time or with respect to Restricted Stock which has not yet vested or been forfeited in accordance with its terms at such time, with respect to which this Plan shall continue, in the case of Options, through the end of the Option Period thereof, or in the case of Restricted Stock, until the Restricted Stock vests or is forfeited) unless it shall have sooner terminated by there having been granted and fully exercised Options covering the entire 75,700 Shares (subject to adjustment as provided for in Section 16 hereof) subject to this Plan, and by there having been granted and either vested or forfeited Restricted Stock covering the entire 7,500 Nonvoting Shares (subject to adjustment as provided for in Section 16 hereof) subject to this Plan.

     16. Adjustments. In the event of the declaration of any stock dividend on the Shares or Nonvoting Shares of the Corporation or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, spin-off, split-up, extraordinary dividend, combination or exchange of the Shares or Nonvoting Shares or like adjustment, the number and type of securities or other property available pursuant to this Plan and the number and type of securities or other property subject to any Option or Restricted Stock, as the case


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may be, granted or to be granted pursuant to this Plan, and the Option Prices, shall be adjusted by appropriate changes in this Plan and in any outstanding Options or Restricted Stock (including the substitution of cash or other property for Shares or Nonvoting Shares, as applicable). Any such adjustment to the Plan or to Restricted Stock, Options or Option Prices shall be made by action of the Board of Directors or the Compensation Committee, whose determination shall be conclusive.

     17. Amendment or Discontinuance of the Plan. The Board of Directors or the Compensation Committee may amend or terminate this Plan and may amend any Option or Restricted Stock granted pursuant to this Plan at any time; provided that no amendment or termination may adversely affect a Participant's rights to or interest in any Option or Restricted Stock previously granted under this Plan unless such Participant shall have agreed thereto in writing.

     18. Initial Public Offerings. Notwithstanding anything contained herein to the contrary, if the Corporation proposes to effect an Initial Public Offering and if the appropriate securities regulatory authority or stock exchange determines that in order for the Initial Public Offering to proceed, it would be necessary to reduce the number of issued options or the term of such issued options, then the Board of Directors or


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the Compensation Committee may: (i) require the holders of Options to either exercise Options or agree to the cancellation of such Options so that after such exercise or cancellation the number of issued Options is no more than the maximum number permitted by such appropriate regulatory authorities or stock exchange; or (ii) shorten the Option Period of any Option to the extent necessary to comply with applicable law or stock exchange requirements, as the case may be. For the purposes of effecting such amendment, the Options to be affected and the order that they shall be affected shall be as follows: first, Discretionary Options granted to Participants who have been granted Incentive Options or Performance Options; second, Incentive Options; third, Performance Options; and fourth, Discretionary Options not covered in first above. To the extent that any such Options shall be required to be exercised or cancelled, the determination as to whether to exercise or cancel such Options shall be made by the holder thereof in his or her sole discretion. In addition, the allocation of Options that are required to be exercised or cancelled among the holders of each category of Options shall be pro rata among such holders, except to the extent a holder agrees in writing to the exercise or cancellation of a disproportionately large number of his or her Options in that category.

     19. Repurchased Options and Repurchased Shares Attributable Thereto. Options, and the Shares attributable to


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such Options, which have been repurchased by the Corporation pursuant to the Put
Rights and Call Rights contained in the Stockholders' Agreement on account of the termination of employment, consultancy or directorship of Participants shall again be available for issuance under this Plan and subject to the terms of the Stockholders' Agreement as Discretionary Options (thereby increasing the aggregate number of Discretionary Options available for grant pursuant to
Section 3 hereof).

     20. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Option or Restricted Stock hereunder, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation hereunder shall be conditional on such payment or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due the Participant.


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                                   SCHEDULE I

                         MAXIMUM YEARLY VESTING SCHEDULE

                          Performance Options Under the
          GGS Holdings, Inc. Management Stock Option Plan (the "Plan")

Total Available Options:  Performance Options exercisable for an aggregate of
                          ______ Shares. Performance Options will vest over five years based on the Corporation achieving certain levels of earnings performance (as hereinafter described).

Vesting of
Performance Options:      Performance Options, which will be granted effective
                          as of the Closing (as that term is defined in the Stock and Asset Purchase Agreement (the "Purchase
                          Agreement") dated as of April 26, 1996, as amended, by and between Rockwell International Corporation and Goss Graphic Systems, Inc.) of the transactions (the
                          "Acquisition") contemplated by the Purchase Agreement, shall vest according to the financial performance of the Corporation for each of the five full fiscal years following the Closing, as follows: As more fully set forth in the Plan, a Participant's Performance Options shall not vest unless the Participant is employed by, a director of or a consultant to the Corporation or one of its subsidiaries on the date such Option would vest. Performance Options shall vest for each fiscal year as follows:

                          (i) If the calculated Enterprise Value (as defined
                              below) for any fiscal year meets or exceeds a "Target" level for such year (but does not meet or exceed the next higher "Target" level for such year), the percentage of the Performance Options eligible for vesting in that year (including


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                              those carried forward from prior years, as
                              provided below) that is set forth in the chart below for such highest achieved "Target" level will vest.

                         (ii) If the calculated Enterprise Value for any year is
                              less than the lowest "Target" level for such year, the Performance Options eligible for vesting in such year shall not vest in such year.

                          The Performance Options that are eligible for vesting but do not actually vest in a given year shall again be eligible for vesting in subsequent years based upon the criteria in clause (i) above.

                          "Enterprise Value" shall be the difference between (i)
                          7.5 times the Corporation's consolidated earnings from continuing operations before interest, taxes and depreciation or amortization, if any, resulting from any write-up in the book value of the Corporation's assets due to the Acquisition, excluding extraordinary items, for the relevant year and (ii) the Corporation's average outstanding consolidated indebtedness and preferred stock (valued, with respect to each series thereof, at the greater of its liquidation preference and its call or redemption price then in effect, if any) based upon such amounts outstanding of the end of each of the four quarters of such year (net of any cash and cash equivalents in excess of $2.0 million); provided, however, if there has been a disposition of assets, an acquisition, recapitalization or reclassification of securities or any other extraordinary transaction in such fiscal year, then the Enterprise Value as determined by the foregoing formula may (but shall not be required to) be adjusted as determined by the


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                          Board of Directors or the Compensation Committee. The
                          extent of vesting for any year shall be determined by the Board of Directors or the Compensation Committee based upon the audited financial statements of the Corporation (except for adjustments referred to above) and, once determined, shall be deemed effective as of the last day of each such fiscal year. The "Target" levels and eligible vesting percentages are as follows:

Percent of Total                    Targeted Enterprise Values for Years
Eligible Performance                        Ended September 30,
Options Vesting           ------------------------------------------------------
in Each Year                1997       1998       1999        2000        2001
--------------------      --------   --------   --------    --------    --------
                                              (in thousands)

       20%                $142,237   $191,948   $232,787    $283,740    $338,911
       40%                 145,329    196,121    237,847     289,908     346,279
       60%                 148,421    200,293    242,908     296,076     353,647
       80%                 151,513    204,466    247,968     302,245     361,014
      100%                 154,605    208,639    253,029     308,413     368,382


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